UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

GEOMET, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

909 Fannin, Suite 3208

Houston, Texas 77010

(Address of Registrant’s Principal Executive Offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 11, 2006, GeoMet, Inc. issued a press release announcing that it had entered into a series of agreements with a privately held company, which agreements affect GeoMet’s operations in the Gurnee field in the Cahaba Basin in Alabama. Under the agreements, GeoMet agreed to dispose produced water from the private company’s operations in the Gurnee field, in an amount up to 50% of GeoMet’s water disposal pipeline capacity. GeoMet will use the fees it receives from the private company for the disposal of produced water to reduce GeoMet’s field operating costs. Additionally under the agreements, GeoMet secured firm capacity rights to a high pressure gas gathering pipeline that connects to Enbridge’s Magnolia Pipeline System, although GeoMet does not anticipate using this additional capacity in the immediate future. GeoMet also received an assignment of 1,360 acres of undeveloped property, which is contiguous with GeoMet’s existing leasehold positions. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated October 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GeoMet, Inc.

Date: October 13, 2006	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 11, 2006